EXHIBIT A


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FUNDS                                                        EFFECTIVE DATE
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First Trust Dow Jones Select MicroCap Index(SM) Fund         September 24, 2005
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First Trust Value Line(R) Arithmetic Index Fund
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First Trust Morningstar(R) Dividend Leaders(SM) Index Fund   March 15, 2006
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First Trust NASDAQ-100 Equal Weighted Index(SM) Fund         April 25, 2006
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First Trust NASDAQ-100-Technology Sector Index(SM) Fund      April 25, 2006
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First Trust Ibbotson Core U.S. Equity Allocation Index Fund
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First Trust IPOX-100 Index Fund                              April 13, 2006
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First Trust AMEX(R) Biotechnology Index Fund                 June 23, 2006
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First Trust DB Strategic Value Index Fund
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First Trust Dow Jones Internet Index(SM) Fund                June 23, 2006
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First Trust NASDAQ-100 Ex-Technology Sector Index(SM) Fund
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